UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

     Registrant has announced that the CEO will speak at the Merrill Lynch Banking & Financial Investor Conference and will include recent information about Eaton Vance’s performance for the fiscal year ending October 31, 2005, as described in Registrant’s news release dated November 15, 2005, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	Exhibit No.	Document
	99.1	Press Release	issued by the	Registrant dated November 15,
2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)
Date:	November 15, 2005	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated November 15, 2005.

Exhibit 99.1

November 15, 2005 FOR IMMEDIATE RELEASE

Eaton Vance CEO scheduled to speak at the Merrill Lynch Banking & Financial Investor Conference

Boston, MA--Eaton Vance Corp. (NYSE: EV) announced that James B. Hawkes, Chairman, President and CEO of Eaton Vance, is scheduled to speak at the Merrill Lynch Banking & Financial Services Investor Conference on November 16, 2005.

Mr. Hawkes’ presentation will begin at 8:00 a.m. EST and will include recent information about Eaton Vance’s performance for the fiscal year ending October 31, 2005, including asset flows and assets under management. Those interested in listening to a live webcast of the presentation may do so by going to Eaton Vance’s website at www.eatonvance.com prior to the start of the presentation.

Eaton Vance Corp., through its subsidiaries, is the investment adviser and distributor of over 140 mutual funds and also manages investments for individual and institutional clients. Eaton Vance had $108.5 billion in assets under management on October 31, 2005.